UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF FLORIDA

FORT LAUDERDALE DIVISION

www.flsb.uscourts.gov

In re:	)	Chapter 11 Cases
)
TOUSA, Inc., et al.,	)	Case No. 08-10928 (JKO)
)
Debtors.	)	Jointly Administered
)

STIPULATED FINAL ORDER (I) AUTHORIZING LIMITED USE OF

CASH COLLATERAL PURSUANT TO SECTIONS 105, 361 AND 363

OF THE BANKRUPTCY CODE, AND (II) GRANTING REPLACEMENT

LIENS, ADEQUATE PROTECTION AND SUPER PRIORITY

ADMINISTRATIVE EXPENSE PRIORITY TO SECURED LENDERS

Upon the (I) the motion dated January 29, 2008 of TOUSA, Inc. (the “Debtor” or “TOUSA”) and its affiliated debtors, as debtors and debtors-in-possession (each individually a “Debtor” and, collectively with TOUSA, the “Debtors”), (a) for the entry of the Interim DIP Order (as hereinafter defined) and a final order authorizing the Debtors to, subject to the terms and limitations herein, use Cash Collateral (as defined below) pursuant to sections 105, 361, 362 and 363 of title 11 of the United States Code (the “Bankruptcy Code”) and (b) requesting the granting of replacement liens, super priority adequate protection and administrative expense priority to certain of the Debtors’ Secured Lenders (as hereinafter defined) (the “DIP Motion”) and (II) the further motion of the Debtors, dated April 25, 2008 (the “Initial Cash Collateral Motion”) and the supplement thereto dated May 16, 2008 (the “Supplemental Cash Collateral Motion” and, together with the Initial Cash Collateral Motion, the “Cash Collateral Motion” and, collectively with the DIP Motion, the "Motions”) seeking Authority to Use Cash Collateral; and the Court having considered the Motions; and a hearing to consider approval of the Interim Commitment (as defined in the DIP Motion) having been held and concluded on January 30, 2008 (the “Interim DIP Hearing”); and an interim order approving, among other things, the interim use of Cash Collateral having been entered on January 31, 2008 subsequent to the Interim Hearing(the “Interim DIP Order”); and a subsequent interim hearing on the use of Cash Collateral (the “Subsequent Interim Hearing”) having been held and concluded on May 22, 2008; and a final hearing on the use of Cash Collateral (the “Final Hearing”) having been held and concluded on June 10, 2008; and a telephonic hearing on the specific terms and provisions of this Order having been held and concluded on June 19, 2008; and upon all of the pleadings filed with the Court and all of the proceedings held before the Court related to the Motions; and after due deliberation and consideration and good and sufficient cause appearing therefor,

THE COURT HEREBY FINDS:

A. Petition Date. On January 29, 2008 (the “Petition Date”), each of the Debtors filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code. Each Debtor is continuing in the management and possession of its business and properties as a debtor-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code. No request has been made for the appointment of a trustee or examiner. A statutory committee of unsecured creditors (the “Creditors’ Committee”) was appointed in the Debtors’ chapter 11 cases (collectively, the “Chapter 11 Cases”) on February 13, 2008.

B. Jurisdiction. Consideration of the Motions constitutes a “core proceeding” as defined in 28 U.S.C. §§ 157(b)(2)(A), (D), (G), (K), (M) and (O). This Court has jurisdiction over this proceeding and the parties and property affected hereby pursuant to 28 U.S.C. §§ 157 and 1334. Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409.

C. First Priority Secured Obligations. Subject to the time limitations and other provisions specified in paragraph 16 below, the Debtors acknowledge, admit and confirm the following as of the Petition Date:

(1) Pursuant to that certain (i) Revolving Credit Agreement, dated March 6, 2006 (as amended, restated, supplemented or otherwise modified from time to time, including the Second Amended and Restated Revolving Credit Agreement, dated as of July 31, 2007, the “Revolver”), by and among TOUSA, as Administrative Borrower and certain of the direct and indirect subsidiaries of TOUSA (including all of the Debtors), as borrowers (each, individually, a “Borrower” and, collectively including TOUSA, the “Borrowers”) named therein, Citicorp North America, Inc. (“CNAI”) or one of its affiliates, as administrative agent (in such capacity, the “Revolver Agent”) for the Revolver Lenders (as defined below) and certain financial institutions and other entities as lenders and letters of credit issuers party thereto from time to time (collectively, the “Revolver Lenders”), and together with all guarantees, subordination agreements, intercreditor agreements, blocked account or deposit control agreements, indentures, notes, mortgages, pledges, guarantees, instruments and any other agreements and documents delivered pursuant thereto or in connection therewith, including, without limitation, the Loan Documents (as defined in the Revolver) (collectively, and as amended, restated, supplemented or otherwise modified from time to time, together with the Revolver, the “Revolver Financing Documents”); and (ii) First Lien Term Loan Credit Agreement, dated as of July 31, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “First Priority Term Loan” and, together with the Revolver, the "First Priority Secured Facilities”), by and among TOUSA, the other borrowers and Borrowers named therein, CNAI, as administrative agent (in such capacity, the “First Priority Term Loan Agent” and together with the Revolver Agent, the “First Priority Agents”) for the certain financial institutions and other entities as lenders party thereto from time to time (collectively, the "First Priority Term Loan Lenders” and, together with the Revolver Lenders, the “First Priority Lenders”), and together with all guarantees, subordination agreements, intercreditor agreements, blocked account or deposit control agreements, indentures, notes, mortgages, pledges, guarantees, instruments and any other agreements and documents delivered pursuant thereto or in connection therewith, including, without limitation, the Loan Documents (as defined in the First Priority Term Loan) (collectively, and as amended, restated, supplemented or otherwise modified from time to time, the “First Priority Term Loan Financing Documents” and together with the Revolver Financing Documents, the “First Priority Financing Documents”); the First Priority Agents and the First Priority Lenders made certain senior loans, advances and other financial accommodations, and provided for the issuance of letters of credit, to the Debtors to fund, among other things, the operations of the Debtors.

(2) Pursuant to the First Priority Secured Facilities and other First Priority Financing Documents, the Debtors were, as of the Petition Date, indebted to the First Priority Agents and the First Priority Lenders for the principal amount of the First Priority Indebtedness (as defined below), exclusive of accrued but unpaid interest, costs, fees and expenses, of approximately $407,412,116.00,1 plus approximately $108,013,113.00 in issued and outstanding letters of credit under the Revolver. For purposes of this Order, the term “First Priority Indebtedness” shall mean and include, without duplication, any and all amounts owing or outstanding under the First Priority Secured Facilities (including, without limitation, all Obligations as defined in the First Priority Secured Facilities) or any other First Priority Financing Document, interest on, fees and other costs, expenses and charges owing in respect of, such amounts (including, without limitation, any reasonable attorneys’, accountants’, financial advisors’ and other fees and expenses that are chargeable or reimbursable under, inter alia, Sections 2.11 and 10.3 of the Revolver or Sections 2.11 and 10.3 of the First Priority Term Loan or any other First Priority Financing Document), and any and all obligations and liabilities, contingent or otherwise, owed in respect of the letters of credit or other Obligations outstanding thereunder.

(3) Pursuant to certain security agreements, pledge agreements, blocked account and deposit control agreements, mortgages, deeds of trust, assignments and other documents and agreements (as amended, restated, supplemented or otherwise modified from time to time, collectively, the “First Priority Security Documents”), and the other First Priority Financing Documents, the Debtors granted to and/or for the benefit of the First Priority Agents and First Priority Lenders first priority and continuing pledges, liens and security interests (collectively, the “First Priority Liens”) to secure the First Priority Indebtedness and any guarantees thereof, in and upon the Debtors’ property and assets, whether real or personal, tangible or intangible and wherever located, including state and federal tax refunds or rebates, whether now or hereafter existing or acquired, including any state and federal tax refunds or rebates, and all of the proceeds, products, offspring, rents and profits thereof, all as described in the First Priority Security Documents. All Collateral (solely for the purpose of this subparagraph C(3), such term is used as defined in the First Priority Secured Facilities) and any other collateral provided under any First Priority Financing Document, including that described in this subparagraph C(3), that existed as of the Petition Date and all prepetition and, subject to section 552 of the Bankruptcy Code, postpetition proceeds, products, offspring, rents and profits thereof shall hereafter be referred to as the “Prepetition Collateral.”

(4) (a) The First Priority Financing Documents are valid and binding agreements of the Debtors, (b) the First Priority Agents (on their behalf and on behalf of the First Priority Lenders) properly perfected their security interests and liens in and on the Prepetition Collateral, and (c) the First Priority Liens (i) constitute valid, binding, enforceable and perfected first priority security interests and liens on the Prepetition Collateral and (ii) are not subject to avoidance, reduction, disallowance, impairment or subordination by the Debtors pursuant to the Bankruptcy Code or applicable non-bankruptcy law.

(5) (a) The First Priority Indebtedness constitutes the legal, valid and binding obligation of the Debtors, enforceable in accordance with its terms, (b) the Debtors have no objection, offset, defense or counterclaim of any kind or nature to the First Priority Indebtedness and (c) the First Priority Indebtedness, and any amounts previously paid to any First Priority Agent or First Priority Lender on account thereof or with respect thereto, are not subject to avoidance, reduction, disallowance, impairment or subordination pursuant to the Bankruptcy Code or applicable non-bankruptcy law.

(6) The value of the Prepetition Collateral exceeds the amount of the First Priority Indebtedness as of the Petition Date.

D. Second Priority Secured Obligations. Subject to the time limitations and other restrictions specified in paragraph 16 below, the Debtors acknowledge, admit and confirm the following as of the Petition Date:

(1) Pursuant to that certain Second Lien Term Loan Credit Agreement, dated as of July 31, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Second Priority Credit Agreement”, and, together with all agreements, documents, notes, instruments and any other agreements delivered pursuant thereto or in connection therewith, the “Second Priority Financing Documents”, and together with the First Priority Financing Documents, the “Prepetition Financing Documents”), among TOUSA and certain of the Debtors, as borrowers or Borrowers and Wells Fargo Bank, N.A., as successor administrative agent (in such capacity, the “Second Priority Agent,” and together with the First Priority Agents, the “Prepetition Agents”) and the lenders from time to time party thereto (collectively, the “Second Priority Lenders” and, together with the First Priority Lenders, the “Secured Lenders”), the Second Priority Lenders made loans and extended other financial accommodations (the “Second Priority Secured Facilities”) to or for the benefit of the Debtors.

(2) Pursuant to the Second Priority Credit Agreement and other Second Priority Financing Documents, the Debtors were, as of the Petition Date, indebted to the Second Priority Agent and Second Priority Lenders pursuant to the Second Priority Credit Agreement in the aggregate principal amount of $317,101,998.00, plus, as of the Petition Date, (a) accrued and unpaid interest thereon and (b) fees, costs, expenses and other obligations accrued or owing with respect thereto (collectively, and including, without limitation, any reasonable attorneys’, accountants’, financial advisors’ and other fees and expenses that are chargeable or reimbursable under Section 2.11 and 10.3 of the Second Priority Credit Agreement or any other Second Priority Financing Documents, the “Second Priority Indebtedness” and, together with the First Priority Indebtedness, the “Prepetition Secured Indebtedness”).

(3) Pursuant to certain security agreements, pledge agreements, blocked account and deposit control agreements, mortgages, deeds of trust, assignments and other documents and agreements (as amended, restated, supplemented or otherwise modified from time to time, collectively, the “Second Priority Security Documents”), and the other Second Priority Financing Documents, the Debtors granted to the Second Priority Agent, for its benefit and the benefit of the Second Priority Lenders, second priority liens (collectively, the “Second Priority Liens” and, together with the First Priority Liens, the “Prepetition Liens”) on all of the Prepetition Collateral.

(4) (a) The Second Priority Financing Documents are valid and binding agreements of the Debtors, (b) the Second Priority Liens constitute valid, binding, enforceable and perfected second priority security interests and liens, subject only to the First Priority Liens and other Permitted Liens (as defined in the Second Priority Credit Agreement), but only to the extent such other Permitted Liens are valid, enforceable, non-avoidable liens and security interests that were perfected prior to the Petition Date (or perfected after the Petition Date to the extent permitted by section 546(b) of the Bankruptcy Code), which are not subject to avoidance, reduction, disallowance, impairment or subordination pursuant to the Bankruptcy Code or applicable non-bankruptcy law and which are senior in priority to the Second Priority Liens under applicable law and after giving effect to any applicable subordination or intercreditor agreements and (c) the Second Priority Liens are not subject to avoidance, reduction, disallowance, impairment or subordination (other than subordination to the First Priority Liens) pursuant to the Bankruptcy Code or applicable non-bankruptcy law.

(5) (a) The Second Priority Indebtedness constitutes the legal, valid and binding obligation of the Debtors, enforceable in accordance with its terms, (b) the Debtors have no objection, offset, defense or counterclaim of any kind or nature to the Second Priority Indebtedness and (c) the Second Priority Indebtedness, and any amounts previously paid to or on behalf of any Second Priority Lender on account thereof or with respect thereto, are not subject to avoidance, reduction, disallowance, impairment or subordination pursuant to the Bankruptcy Code or applicable non-bankruptcy law.

E. Intercreditor Agreement. The First Priority Agents, on behalf of the First Priority Lenders (collectively, with the First Priority Agents, the “First Priority Secured Parties”) and the Second Priority Agent, on behalf of the Second Priority Lenders (collectively, with the Second Priority Agent, the “Second Priority Secured Parties” and, the Second Priority Secured Parties, together with the First Priority Secured Parties, the “Prepetition Secured Parties”) entered into that certain Intercreditor Agreement, dated as of July 31, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement").

F. Immediate Need. An immediate and critical need exists for the Debtors to continue to use “cash collateral”, as defined by section 363(a) of the Bankruptcy Code and including any and all prepetition and, subject to section 552 of the Bankruptcy Code, postpetition proceeds of the Prepetition Collateral (“Cash Collateral”) in accordance with the Budget (as defined below), in order to continue the operation of their businesses and their reorganization under chapter 11 of the Bankruptcy Code. Accordingly, the relief granted herein is necessary, essential and appropriate for the continued operation of the Debtors’ businesses, the management and preservation of their assets and properties, and is in the best interests of the Debtors, their estates and their creditors. Good, adequate and sufficient cause has been shown to justify the granting of the relief provided herein and the immediate entry of this Order.

G. DIP Financing. As a result of, among other things, the receipt of the Debtors’ 2007 Federal Tax Refund of approximately $207,000,000, the postpetition financing originally requested by the Debtors in the DIP Motion to obtain, among other things, interim debtor-in-possession financing (the “DIP Financing”) is no longer necessary and the Commitments (as defined in the DIP Motion) were terminated by the Order Further Extending Interim Termination Date Under the Senior Secured Super-Priority Debtor in Possession Credit and Security Agreement entered by the Court on May 27, 2008 (the “Cash Collateral Termination Date Extension Order”) [D.E. # 113]; provided, however, that as set forth in the Cash Collateral Termination Date Extension Order, all other terms of the DIP Credit Agreement (as defined in the DIP Motion) and the Interim DIP Order continued to govern through and including the date hereof as provided herein. All fees and expenses incurred in connection with the DIP Financing were incurred in good faith and deemed to be fully earned and are not subject to challenge or disgorgement, and accordingly, the Postpetition Liens (as defined in the Interim DIP Order) granted under the Interim DIP Order to CNAI as Postpetition Administrative Agent (as defined in the Interim DIP Order) will be released and terminated as of the date of the entry of this Order.

H. Good Faith. Based upon the record before the Court, the terms of the use of the Cash Collateral as provided in this Order and the Interim DIP Order have been negotiated at arms’ length and in “good faith,” as that term is used in section 364(e) of the Bankruptcy Code, and are in the best interests of the Debtors, their estates and creditors. The Prepetition Agents, the First Priority Lenders and the Second Priority Lenders are permitting the use of their Cash Collateral in good faith, except that the Second Priority Agent has not withdrawn that portion of its objection that objected to the use of its Cash Collateral to fund the expenses of the official committee of unsecured creditors appointed in these Chapter 11 Cases (the “Creditors’ Committee”) or any other person to investigate, object or contest in any manner or seek to disallow, invalidate or subordinate in any manner the Second Priority Indebtedness or Second Priority Liens, or to assert or prosecute any actions, claims or causes of action against the Second Priority Agent or any of the Second Priority Lenders (such objection, which is being overruled in paragraph 1 hereof, the “Second Priority Agent’s Objection”).

I. No Prepetition Secured Party Objections. (a) The First Priority Agents have consented, (b) the First Priority Lenders have consented, or have not objected, (c) the Second Priority Agent and Second Priority Lenders Group (as defined below) have consented (subject to the Second Priority Agent’s Objection), and (d) the remaining Second Priority Lenders have consented, or have not objected, to the Debtors’ use of the Secured Lenders’ Cash Collateral and such consent is expressly conditioned upon the consideration as provided in this Order, including the opportunity to receive, regardless of whether or not the First Priority Lender (or its Affiliate Guarantor (as defined below)) can comply with the certification provisions with respect to subparagraph 7(d) below and receipt of the Paydown Share (as defined below); provided, however, that any First Priority Lender’s inability or unwillingness to comply with the disgorgement-related requirements set forth in subparagraph 7(d) below with respect to such First Priority Lender’s Paydown Share (as defined below) shall not affect the Debtors’ ability to use the Secured Lenders’ Cash Collateral in accordance with the terms and conditions of this Order or the consent provided in connection therewith upon entry of this Order. The adequate protection provided herein and other benefits and privileges contained herein are consistent with and authorized by the Bankruptcy Code, and are necessary in order to obtain such consent or non-objection of such parties, including the consent or non-objection of the Second Priority Lenders.

J. Notice. Notice of the Final Hearing was delivered on or before May 19, 2008 via United States mail, first class postage prepaid, to the following parties in interest: (i) the United States Trustee for the Southern District of Florida (the “U.S. Trustee”); (ii) those parties listed on the Consolidated List of Creditors Holding Largest Twenty Unsecured Claims Against the Debtors, as identified in the Debtors’ chapter 11 petitions; (iii) counsel to the First Priority Agents; (iv) counsel to the Second Priority Agent; (v) counsel to the Informal Group of Second Priority Lenders (the “Second Priority Lenders Group”); (vi) the Internal Revenue Service; (vii) counsel to Aurelius Capital Master, Ltd., Aurelius Capital Partners, LP, GSO Capital Situations Fund L.P., GSO Special Situations Overseas Master Fund Ltd., GSO Credit Opportunities Fund (Helios), L.P., and Carlyle Strategic Partners; (viii) all parties requesting service papers pursuant to Bankruptcy Rule 2002; and (ix) counsel to the Creditors’ Committee (collectively, the "Notice Parties”). Notices of each of the continuances of the Final Hearing have been filed with the Clerk of the Court. Notice of the Cash Collateral Motion was served upon the Notice Parties on or before April 25, 2008 via United States mail, first class postage prepaid and notice of remaining open issues prior to the Final Hearing was served upon the Notice Parties on or before June 5, 2008. In addition, the supplement to the Cash Collateral Motion was served on the Notice Parties on or before May 19, 2008 via United States mail, first class postage prepaid. Given the nature of the relief sought in the Motions, such notice constitutes sufficient and adequate notice of this Order pursuant to Bankruptcy Rules 2002, 4001(b), (c) and (d) and 9014 and section 102(1) of the Bankruptcy Code, as required by sections 363(b) and (c) of the Bankruptcy Code, and no further notice of the Motions or this Order is necessary or required.

NOW, THEREFORE, IT IS HEREBY ORDERED, STIPULATED AND AGREED:

1. Motions Granted. The relief granted herein is granted on a final basis subject to the provisions hereof and all objections have either been withdrawn or are hereby overruled. The Interim DIP Order is approved on a final basis solely to the extent set forth herein. Any objections to the relief sought in the Motions that have not been previously resolved or withdrawn are hereby overruled on their merits or no longer relevant.

2. DIP Financing and Interim DIP Order. The use of Cash Collateral from the date of this Order to the Cash Collateral Termination Date (as hereafter defined) shall be governed exclusively by this Order. The Postpetition Liens granted under the Interim DIP Order to CNAI as Postpetition Administrative Agent (as defined in the Interim DIP Order) are hereby released and terminated as of the date of entry of this Order. The adequate protection granted to the Prepetition Secured Parties in the Interim DIP Order is hereby approved on a final basis, provided, however, that any payments made as adequate protection, including the payment of fees and expenses of professionals, shall remain subject to recharacterization and disgorgement in the event of a successful Challenge (as defined below). All fees and expenses incurred and paid in connection with the DIP Financing (other than adequate protection) in the amount as disclosed to counsel to the Creditors’ Committee and the U.S. Trustee were incurred and paid in good faith and deemed to be fully earned and are not subject to challenge or disgorgement. To the extent that any terms of this Order conflict with the terms of the Interim DIP Order, the terms of this Order shall govern.

3. Use of Cash Collateral. Except as otherwise set forth herein, for as long as the Debtors comply with the terms and conditions of this Order, the Debtors are hereby authorized to use Cash Collateral for working capital and general corporate purposes that is not materially inconsistent with the budget (the “Budget”) annexed hereto as Exhibit “A”, subject to a variance as set forth in paragraph 4 below, provided that the Prepetition Secured Parties are granted adequate protection as hereinafter set forth, and provided, further, that, absent the written consent of the First Priority Agents, the Debtors shall cease to be authorized to use Cash Collateral (other than the Carve-Out described hereinafter) pursuant to this Order upon the occurrence of the Cash Collateral Termination Date.

4. Budgets and Covenants.

(a) The annexed Budget contains monthly budgets covering the period beginning May 23, 2008 through the week ending November 30, 2008 (the “Budget Period”). Subject to the provisions of paragraphs 3 and 11 of this Order, the Debtors are hereby authorized to use Cash Collateral in a manner that is not materially inconsistent with the Budget. The Debtors are authorized, without further order of the Court, to make modifications to the Budget with the written consent of the First Priority Agents, with such consent to be granted in the First Priority Agents’ sole discretion; provided, however, the Debtors shall be allowed to make a maximum of one request per month for modifications to the Budget and any requested modifications to the Budget shall be submitted to the Prepetition Agents and the Creditors’ Committee on or before the 20th calendar day of the month and, if consented to by the First Priority Agents, shall be effective on the 1st day of the subsequent calendar month. The Debtors’ authorization to use Cash Collateral shall terminate upon the earlier to occur of (i) the Cash Collateral Termination Date or (ii) expiration of the Budget Period unless the Debtors shall have proposed and the First Priority Agents, in their sole discretion, shall have approved, after five (5) business days notice to the Second Priority Agent and the Creditors’ Committee and absent an objection by the Creditors’ Committee thereto, an extension of the Cash Collateral Period (as provided in subparagraph 18(a) herein) and a budget for periods beyond the Budget Period.

(b) The Debtors’ use of Cash Collateral is conditioned upon compliance by the Debtors with the financial covenants set forth herein (collectively, the “Financial Covenants”).

(c) The Financial Covenants shall be measured as follows: (i) actual monthly Operating Cash Flow must not be less than the projected monthly Operating Cash Flow set forth in the Budget minus $10 million; and (ii) cumulative Operating Cash Flow for the applicable period set forth below must be no less than the amounts set forth below for the applicable period:

Minimum Operating

Cash Flow	Period

$6,619,000	May 23 through June 30, 2008

-$5,931,000	May 23 through July 31, 2008

-$21,165,000	May 23 through August 31, 2008

-$25,748,000	May 23 through September 30, 2008

-$26,355,000	May 23 through October 31, 2008

-$1,087,000	May 23 through November 30, 2008

The term “Operating Cash Flow” means, for the applicable period, the Debtors’ consolidated operating receipts (excluding proceeds and expenses from asset sales made pursuant to the Non-Core Asset Sale Order or another order from the Court authorizing the sale of assets outside the ordinary course pursuant to section 363 of the Bankruptcy Code) less the Debtors’ consolidated operating expenses (excluding financing fees, debt service and expenses relating to the Chapter 11 Cases such as court filing fees and fees incurred by Professionals (as defined below)). TOUSA shall deliver to the Prepetition Agents and the Creditors’ Committee within seven (7) days of the last day of each applicable period a Certificate of a Responsible Officer of TOUSA calculating in reasonable detail the covenant set forth in this subparagraph 4(c) for such period.

(d) The Debtors shall provide to the Prepetition Agents and the Creditors’ Committee monthly variance reports by 1:00 p.m. (prevailing Eastern Time) on the 7th day of each month during the Budget Period (or the next business day if such day is not a business day). Such variance reports shall (i) include prior month actual and cumulative financial results compared to the budgeted amounts for each such month and a detailed explanation of material variances and (ii) certify the Debtors’ compliance with the Financial Covenants showing such calculations and support as reasonably requested by the First Priority Agents.

5. Borrowing Base. Notwithstanding anything herein to the contrary, it is a condition to each use of any Cash Collateral authorized in this Order that at all times during the Budget Period, and after giving effect to each use of Cash Collateral by the Debtors, that availability under the Borrowing Base (as such term is defined in Exhibit “B” hereto) as reported on the most recently delivered Borrowing Base Certificate (as such term is defined below and substantially in the form attached hereto as Exhibit “C”) minus adjustments as set forth in such Borrowing Base Certificate is greater than zero.

6. Use of Asset Sale Proceeds.

(a) Notwithstanding anything herein to the contrary, it is a condition to each use of any Cash Collateral authorized in this Order that at all times during the Budget Period all proceeds received by the Debtors from any sale, lease, assignment or other disposition (including by way of merger or consolidation) of any property to any party, excluding (i) inventory sold in the ordinary course of business pursuant to the Final Order (A) Authorizing the Debtors to Sell Homes Free and Clear of Liens, Claims, Encumbrances and Other Interests and (B) Establishing Procedures for the Resolution and Payment of Lien Claims (the “Ordinary Course Sale Order”) [D.E. #113] entered on February 28, 2008, (ii) any sale or discount, in each case without recourse, of accounts receivable in the ordinary course of business, but only in connection with the compromise or collection thereof in the ordinary course of business, (iii) dispositions of cash and cash equivalents, (iv) conveyances, sales, leases, subleases, assignments, transfers, exchanges or dispositions between the Debtors so long as the Prepetition Liens continue to apply to such property after giving effect to such sale, transfer or disposition and (v) Asset Swaps (as defined in the First Priority Secured Facilities), consummated pursuant to the procedures authorized by the Interim Order Establishing Procedures for Non-Core Asset Sales Order (the “Non-Core Asset Sale Order”), or any other order of this Court, are greater than or equal to the amount attributed to the assets being sold in such sale in the Borrowing Base as reported on the most recently delivered Borrowing Base Certificate; provided that in connection with any bulk sale (as such term is used in the Ordinary Course Sale Order), the aggregate proceeds received from such bulk sale are greater than or equal to the amount attributed to the aggregate assets being sold in such bulk sale in the Borrowing Base as reported on the most recently delivered Borrowing Base Certificate without regard to the amount attributed to any individual asset being sold in such bulk sale in the Borrowing Base.

(b) Notwithstanding the foregoing authorization to use Cash Collateral, all proceeds of any sale or disposition of any assets of the Debtors pursuant to (i) the Non-Core Asset Sale Order or (ii) any other order of the Court approving any sale of assets of the Debtors outside of the ordinary course of business (collectively, “Asset Sale Proceeds”) received by the Debtors after the date of entry of this Order, shall be held by the Debtors in a segregated, interest bearing (to the extent possible) bank account (the “Proceeds Account”) pending (i) further order of the Court or (ii) written consent of the First Priority Agents for the Debtors to otherwise utilize such segregated Cash Collateral in the ordinary course of business, a copy of such written consent being provided to the Second Priority Agent and the Creditors’ Committee contemporaneously with the delivery thereof to the Debtors; provided, however, that upon entry of this Order, any Asset Sale Proceeds received by the Debtors prior to the entry of this Order and deposited into any asset sale segregated or restricted account pursuant to or in connection with the Interim DIP Order may be transferred into the Debtors’ debtor-in-possession operating account(s) for purposes of funding the adequate protection payments as provided in subparagraph 7(d) below and, after satisfaction of all Paydown Share obligations (inclusive of depositing funds into the Paydown Account (as defined below)), for the Debtors’ ongoing operations.

(c) With respect to any sale and leaseback transaction entered into during the Cash Collateral Period (as defined below) where the proceeds are deposited into the Proceeds Account, the applicable lease payments for the Cash Collateral Period may be paid out of the Proceeds Account; provided, however, the Debtors shall not enter into any sale and leaseback transactions covering property with an aggregate fair market value in excess of $30,000,000.

(d) Any sale or other disposition of the Debtors’ assets in the ordinary course of the Debtors’ business shall comply with Sections 6.18 of each of the Revolver, the First Priority Term Loan and the Second Priority Credit Agreement.

7. Adequate Protection. The Prepetition Agents and the Secured Lenders are hereby granted the following as adequate protection (which the Prepetition Agents acknowledge, subject to paragraph 15 below, are acceptable to them):

(a) Adequate Protection Liens. Subject in all respects to the Carve-Out and paragraphs 16, 20 and 24 below, as adequate protection of the respective interests of the Prepetition Agents and Secured Lenders in the Prepetition Collateral, to the extent of any diminution in the value of the Prepetition Collateral (including Cash Collateral) from and after the Petition Date, whether as a result of the imposition of the automatic stay, or the use, sale or lease of the Prepetition Collateral, including the use of the Cash Collateral, the Prepetition Agents are hereby granted for their benefit and the benefit of the Secured Lenders, replacement liens (the “Adequate Protection Liens”), subject only to the Carve-Out (as hereinafter defined) and to such other liens, if any, as may be senior, under applicable law, to the First Priority Liens in the relevant Collateral (as hereinafter defined), on all of the Debtors’ rights, title and interest in, to and under all personal and real property and other assets, whether now existing or at any time hereafter acquired and regardless of where located, including, but not limited to, all contracts of sale, pledged equity interests, tax refunds, general intangibles, copyrights, patents, trademarks, books and records, customer lists, credit files, computer files, programs, printouts, other computer materials and records related thereto, commercial tort claims, documents, letters of credit issued in favor of the Debtors, excess proceeds returned to the Debtors from letter of credit beneficiaries, equipment, fixtures, goods, inventory, machinery, pledged deposits (excluding the rights of customers in customer deposits held in escrow or required to be segregated), chattel paper, securities accounts, deposit accounts (including any amounts remaining in the Professional Fees Accounts (as defined below) after all allowed fees and expenses of Professionals entitled to be paid therefrom have been paid in full), and all other demand, time, savings and cash management, passbook and similar accounts, and all monies, securities, instruments and other investments deposited or required to be deposited in such accounts, (collectively, including the Prepetition Collateral, the “Collateral”); provided, however, for the avoidance of doubt, the Adequate Protection Liens shall not include liens on the Debtors’ estates’ claims and causes of action under chapter 5 of the Bankruptcy Code or any avoidance action under the Bankruptcy Code or applicable state law (the “Avoidance Actions”) and any proceeds or property recovered, unencumbered or otherwise, the subject of successful Avoidance Actions (collectively, the “Avoidance Proceeds”); provided, further, however, that the Adequate Protection Liens of the Second Priority Agent on any Collateral shall be subordinate in priority to the Adequate Protection Liens of the First Priority Secured Parties and the First Priority Liens. Except as provided in this Order, the Adequate Protection Liens shall not be made subject to or pari passu with any lien on the Collateral by any order subsequently entered in the Chapter 11 Cases and shall be granted the benefits of paragraph 8 hereof as applicable (subject in all respects to paragraph 14 below).

(b) Adequate Protection Claims. Subject in all respects to the Carve-Out and paragraphs 16, 20 and 24 below, as additional adequate protection of the interests of the Prepetition Secured Parties in the Prepetition Collateral to the extent those interests are not later determined to be invalid, the Prepetition Secured Parties are hereby granted allowed administrative priority claims under section 507(b) of the Bankruptcy Code (the “Adequate Protection Claims”) for any diminution in value of the Prepetition Collateral (including Cash Collateral) from and after the Petition Date, whether as a result of the imposition of the automatic stay, or the use, sale or lease of Prepetition Collateral, including the use of Cash Collateral; provided, however, the Adequate Protection Claims shall not be satisfied from Avoidance Actions or Avoidance Action Proceeds other than the amount sufficient to reimburse the First Priority Secured Parties and then (without double counting) the Second Priority Secured Parties for the aggregate amount of Collateral that is subject to a valid Prepetition Lien and claim (including Cash Collateral) used to fund the investigation, initiation and prosecution of such Avoidance Actions or tort actions; provided, however, that any claim by the Second Priority Secured Parties to reimbursement under this subparagraph 7(b) is subject to subordination and shall be junior in priority in all respects to the First Priority Liens and claims. The Adequate Protection Claims shall have priority over all administrative expenses of the kind specified in, or ordered pursuant to, any provision of the Bankruptcy Code, including, without limitation, those specified in, or ordered pursuant to, sections 105, 326, 328, 330, 503(b), 506(c), 507(a), 507(b), 546(c), 726 and 1114 of the Bankruptcy Code, or otherwise (whether incurred in the Chapter 11 Cases or any conversion thereof to a case under chapter 7 of the Bankruptcy Code or any other proceeding related hereto or thereto), provided that the Adequate Protection Claims in favor of the Second Priority Agent and Second Priority Lenders shall be subordinate and junior in all respects in right of payment and otherwise, to the Adequate Protection Claims in favor of the First Priority Secured Parties and the First Priority Liens.

(c) Interest and Fees. As further adequate protection, subject to section 506(b) of the Bankruptcy Code, the Debtors shall, on a calendar monthly basis, promptly pay in cash (i) all accrued but unpaid reasonable costs and expenses of the First Priority Agents (including all reasonable fees and expenses of professionals engaged by the First Priority Agents as permitted by the First Priority Secured Facilities) for which an invoice was delivered to counsel for the Debtors and counsel for the Creditors’ Committee; and (ii) an amount equal to all accrued but unpaid interest on the First Priority Indebtedness at the non-default rate specified in the First Priority Secured Facilities (with the First Priority Agents reserving their rights to seek the default rate of interest and with other parties in interest reserving their rights to challenge such assertions) and all other reasonable fees, expenses, costs and charges provided under the First Priority Secured Facilities or any other First Priority Financing Document for which an invoice was delivered to counsel for the Debtors and counsel for the Creditors’ Committee, in each case regardless of whether such amounts accrued prior to the Petition Date and all without further motion, fee application or order of the Court but subject to timely objection by the Creditors’ Committee and any further resulting order of the Court. In addition, and subject to section 506(b) of the Bankruptcy Code, and, subject to paragraph 16 hereof, the Debtors shall, on a calendar monthly basis, promptly pay in cash all reasonable, documented out-of-pocket costs and expenses of the Second Priority Agent (including all reasonable and documented fees and expenses of professionals engaged by the Second Priority Agent in accordance with the Second Priority Credit Agreement, including, without limitation, Bracewell & Giuliani LLP, Seward & Kissell LLP, Bilzin Sumberg Baena Price & Axelrod LLP, Integra Realty Resources, and Houlihan Lokey Howard & Zukin Capital, Inc.), for which an invoice was delivered to the Debtors, with a copy to counsel for the First Priority Agents and Creditors’ Committee (redacted for privilege as appropriate and it being expressly agreed that no such delivery, or, notwithstanding anything contrary in the Interim Compensation Order (as defined below), the delivery of any invoice submitted by the Second Priority Agent or any other Professional in these Chapter 11 Cases, will comprise or be deemed to comprise a waiver of attorney-client or other applicable privileges), in each case regardless of whether such amounts accrued prior to the Petition Date and all without further motion, fee application or order of the Court but (i) subject to timely objection by the First Priority Secured Parties, the Debtors and the Creditors’ Committee and any further resulting order of the Court and (ii) without prejudice to the rights of the First Priority Agents under the Intercreditor Agreement to seek, among other things, disgorgement, subordination or turnover of the amounts paid. All payments made to or for the benefit of the Prepetition Agents, the First Priority Lenders or the Second Priority Lenders pursuant to this Order or the Interim DIP Order and approved herein (including the payment of professional fees) shall be without prejudice to the right of the Creditors’ Committee or a party in interest to allege, and this Court or any other court of competent jurisdiction to order that, under applicable law, all or any portion of such payments should be applied to reduce the principal obligations owing under the First Priority Secured Facilities or the Second Priority Secured Facilities or should be disgorged, as applicable.

(d) Adequate Protection Payments. On or after an applicable Certification Approval Date (as defined below), the Debtors shall remit to the First Priority Agents, in the manner provided in the First Priority Financing Documents and Section 4.1 of the Intercreditor Agreement, the pro rata portion(s) of the sum of $175,000,000 out of available cash on-hand, which includes Cash Collateral held as of the date of entry of this Order in segregated or restricted bank accounts for the benefit of the Prepetition Secured Parties (specifically, the equivalent of the Proceeds Account and the segregated account holding the 2007 Federal Tax Refund), to be applied to the outstanding First Priority Indebtedness and paid by the applicable First Priority Agent to the applicable First Priority Lender that has executed a Certification (as defined below) subject to and in accordance with the terms hereof, provided that the Debtors reserve the sole right, after five (5) business days notice to the Creditors’ Committee and absent an objection thereto, to make an additional payment to the First Priority Agents, for the benefit of the applicable First Priority Lenders, during the Cash Collateral Period for application to the outstanding First Priority Indebtedness in an amount up to $15,000,000 without further order of the Court. All payments made to or for the benefit of the First Priority Lenders pursuant to this subparagraph 7(d) shall be without prejudice to (i) the right of the Creditors’ Committee or a party in interest, to the extent such entity has properly filed an adversary proceeding or contested matter as described below in paragraph 16 prior to the expiration of the Challenge Period (as defined below), to allege that all or any portion of such payments should be disgorged and/or applied to reduce the principal obligations owing under the First Priority Secured Facilities; and (ii) the authority of the Court to grant any such relief. The Debtors shall not remit to the First Priority Agents, and the First Priority Agents shall not disburse to any First Priority Lender, any of the adequate protection payments set forth in this subparagraph 7(d) unless and until such party, or its Affiliate Guarantor (as defined in the Certification), executes and delivers to the applicable First Priority Agent, counsel for the Debtors and counsel for the Creditors’ Committee, on or before a date to be designated by the applicable First Priority Agent (the “Certification Approval Date”), a certification,2 substantially in the form attached hereto as Exhibit “D” (a “Certification”):

(I) consenting to the personal jurisdiction of this Court over such recipient with respect to any Challenge (as defined below) related to such payment, including any discovery sought in connection therewith, seeking to recover, recharacterize or otherwise impose any legal or equitable remedy with respect to such adequate protection payments;

(II) agreeing to accept service by overnight courier addressed to the recipient at the address set forth in the Certification of any summons and complaint relating to such adversary proceeding or any properly issued discovery demand served in contemplation thereof;

(III) (a) if the First Priority Lender is an SEC registrant, certifying that based upon such First Priority Lender’s latest form 10-Q or form 10-K (in each case which has been timely filed and a copy provided to Debtors’ counsel and Creditors’ Committee counsel, with a copy to the applicable First Priority Agent); or (b) if the First Priority Lender is not an SEC registrant or is an SEC registrant that is delinquent in its SEC filings or is not required to make any SEC filings, certifying that based on a statement of assets and liabilities3 (with footnote disclosures of sufficient detail to verify the amount of liquid assets4 or a condensed schedule of investments prepared in connection with such statement of assets and liabilities5) as of no more than 45 days prior to the applicable Certification Approval Date (a true, accurate and complete copy of which statement of assets and liabilities must be delivered on a strictly confidential basis to the Creditors’ Committee’s financial advisors, JH Cohn LLP (“JH Cohn”), the First Priority Agents’ financial advisors, Alvarez & Marsal (“A&M”), and the Debtors’ financial advisors, KZC Services LLC (“KZC”)), certifying that the First Priority Lender (or its Affiliate Guarantor, to the extent identified in the Certification):

x)	(i) maintains a Net Asset Value[6] in excess of eight (8) times the amounts being repaid pursuant to this subparagraph 7(d) (the “Paydown Share”) and (ii) is in possession and control of liquid assets exceeding (a) 400% of the Paydown Share to the extent the liquid assets are encumbered or (b) 200% of the Paydown Share to the extent the liquid assets are unencumbered);

y)	is not, as of the applicable Certification Approval Date, in default of any contract or credit agreement which would result in the inability of the First Priority Lender or Affiliate Guarantor, as applicable, to return its Paydown Share, and would not violate any such contract or credit agreement in the event such First Priority Lender or Affiliate Guarantor, as applicable, is required to disgorge any or all of its Paydown Share; and

z)	shall (i) promptly provide a certificate to counsel for the Debtors and counsel for the Creditors’ Committee (but in no event more than three (3) business days after receipt of actual knowledge), with notice to the applicable First Priority Agent, of such First Priority Lender or its Affiliate Guarantor, if applicable, (a) of the occurrence of any “Event of Default” or similar default under any applicable contract or credit agreement which would result in the inability of the First Priority Lender to return its Paydown Share in accordance with the terms hereof or (b) if any of the foregoing representations in this paragraph 7(d)(iii) are no longer accurate and (ii) provide on a quarterly basis beginning on September 30, 2008 (the “Reaffirmation Date”) to counsel for the Debtors and counsel for the Creditors’ Committee, with notice to the applicable First Priority Agent, a reaffirmation (a “Quarterly Reaffirmation”) that the representations and certifications contained in the applicable Certification remain accurate as of the Reaffirmation Date, with the next such Quarterly Reaffirmation to be provided no earlier than the first business day following the third month following the Reaffirmation Date and no later than the fifth business day following the third month following the Reaffirmation Date and quarterly thereafter; and

(IV) acknowledging that receipt of the Paydown Share does not constitute a defense to any Challenge.

To the extent that a First Priority Lender that has received its Paydown Share is no longer willing or able to comply with the certification requirements set forth in this subparagraph 7(d), the Debtors or the Creditors’ Committee may seek to compel the return of the Paydown Share which Paydown Share shall be deposited into the Paydown Account as set forth subparagraph 7(f) hereof upon return.

(e) Upon notice (to counsel for the First Priority Agents, the Debtors and the Creditors’ Committee), nothing herein shall impair or otherwise restrict any First Priority Lender from contacting JH Cohn to propose an alternate mechanism to ensure repayment of its Repayment Share, the sufficiency of which is subject to JH Cohn’s discretion in consultation with A&M and KZC; provided, further, that nothing herein shall impair or otherwise restrict any First Priority Lender, upon notice (to counsel for the First Priority Agents, the Debtors and the Creditors’ Committee) and an opportunity to object, from proposing to the Court at any of the scheduled omnibus hearings, an alternate mechanism to ensure repayment of its Paydown Share. Upon the consent of the First Priority Agents, Debtors and the Creditors’ Committee and the First Priority Agents, the Certification requirements set forth in subparagraph 7(d) above may be modified or removed without further order of this Court.

(f) To the extent a final judgment directing repayment hereunder is entered against a First Priority Lender which received a Paydown Share, such First Priority Lender expressly agrees to (i) comply with any disgorgement order and (ii) return the applicable funds to the applicable Debtor no later than seven (7) business days after service by certified mail of the final judgment to the address set forth in the Certification; provided that any such First Priority Lender that fails to return such amounts in accordance with the terms hereof or comply with the continuing obligations set forth in this Order is subject to penalty as determined by the Court. Nothing set forth in this Order shall limit the rights of the plaintiff in any action against any First Priority Lender from seeking any other pre-judgment or post-judgment remedy that may be available under applicable law, or any First Priority Secured Party from opposing such relief. Prior to any disbursement to a First Priority Lender of its Paydown Share, JH Cohn, in consultation with A&M and KZC, shall review the Certification, including the accompanying SEC filings or statement of assets, as applicable, submitted by the First Priority Lender pursuant to this Order and the information contained therein and must be satisfied that the Certification complies with the requirements of this Order; provided, however, that if JH Cohn has not provided an objection to the Certification submitted by the First Priority Lender, with notice to counsel for the applicable First Lien Agent, the Debtors, and the Creditors’ Committee, within five (5) business days, such Certification shall be deemed in compliance with the requirements of this Order; provided, further, however, that JH Cohn, A&M and KZC shall have no independent duty of investigation and may rely upon the authenticity and correctness of the documents submitted by the First Priority Lenders.

(g) In the event that any First Priority Lender is unable or unwilling to comply with the requirements set forth in subparagraph 7(d) in their entirety on or before the Certification Approval Date, its Paydown Share shall not be included in the adequate protection payments remitted to the First Priority Agents and such Paydown Share shall be placed in a segregated interest-bearing bank account (the “Paydown Account”) for the benefit of such First Priority Lender (each, a “Non-Certifying Lender”) and not to be removed without further order of the Court or in compliance with subparagraph 7(d) above; provided, further, that such Non-Certifying Lender’s pro rata portion of the First Priority Indebtedness shall be deemed to be reduced by its Paydown Share for all purposes under the respective First Priority Financing Documents, except that such Non-Certifying Lender shall be entitled to receive adequate protection as provided under subparagraph 7(c)(ii) with respect to its Paydown Share and shall be entitled to prepetition interest (calculated in accordance with the applicable First Priority Credit Facility) on such Paydown Share to the extent allowable under section 506(b) of the Bankruptcy Code; provided, however, that any Non-Certifying Lender is hereby prohibited from exercising its rights, if any, under sections 10.7 of the Revolver and First Priority Term Loan, as applicable, to seek a sharing of any other First Priority Lenders’ Paydown Share; provided, further, however, that nothing contained herein shall prevent (i) any Non-Certifying Lender or (ii) any successor of a Non-Certifying Lender, from requesting receipt of such Paydown Share at a later date to the extent such Non-Certifying Lender or its successor, as applicable, can comply with the Certifications and other provisions hereof. For avoidance of doubt, no First Priority Lender, together with its successors and assigns, shall receive greater than 100% of its respective Paydown Share.

(h) Any Non-Certifying Lender shall provide notice to counsel for the applicable First Priority Agent and the Debtors prior to the settlement date, as recorded on the books and records of the applicable First Priority Agent, with respect of any transfer of any rights or interest in its Paydown Share, which notice shall include the identity of the transferee and the amount of the proposed transfer.

(i) Any Non-Certifying Lender’s inability or unwillingness to comply with the requirements set forth in subparagraph 7(d) shall not affect or otherwise alter such Non-Certifying Lender’s consent to the entry of this Order and the Debtors’ use of the Non-Certifying Lender’s Cash Collateral. Nothing contained in this Order shall be or shall be deemed to constitute the assumption of the Revolver or the First Priority Term Loan pursuant to section 365 of the Bankruptcy Code.

(j) In the event that the representations and certifications contained in a Certification submitted by a First Priority Lender are no longer accurate, the First Priority Lender may, at its discretion and upon notice to counsel for the applicable First Priority Agent, the Debtors and the Creditors’ Committee, return its Paydown Share to the Debtors to be deposited into the Paydown Account as provided for in subparagraph 7(g) hereof and such First Priority Lender shall become a Non-Certifying Lender upon the date of deposit of the Paydown Share into the Paydown Account and the receipt of the notice by the applicable First Priority Agent.

(k) Reporting Requirements. The Debtors shall furnish to the Prepetition Agents and the Creditors’ Committee each of the following:

(I) Weekly Cash Flow Budget. On the Wednesday of each calendar week (or, if such Wednesday is not a business day, on the next succeeding business day), (i) a Weekly Cash Flow Budget covering the period from the Monday of such calendar week to and including the date that ends thirteen weeks thereafter, (ii) a report setting forth in reasonable detail any material variances from the Weekly Cash Flow Budget on the basis of the actual prior week, (iii) a report setting forth a list of all asset sales made pursuant to the Non-Core Asset Sale Order or any other order of the Court approving asset sales made outside of the ordinary course of the Debtors’ business since the date of the latest Borrowing Base reporting period and their respective sales price, and (iv) a report of cumulative Net Cash Proceeds (as defined in Exhibit “B” attached hereto) received by the Debtors with respect to asset sales since the date of the last such report.

(II) Quarterly Reports. Promptly after becoming available after the end of each of the first three fiscal quarters of each fiscal year of TOUSA (or such later date on which TOUSA is required to file a Form 10-Q under the Exchange Act, including all permitted extensions), financial information regarding the Debtor and its subsidiaries consisting of consolidated and consolidating unaudited balance sheets as of the close of such quarter and the related statements of income and cash flow for such quarter and that portion of the fiscal year ending as of the close of such quarter, setting forth in comparative form the figures for the corresponding period in the prior year, in each case certified by the Chief Financial Officer of TOUSA as fairly presenting in all material respects the consolidated and consolidating financial position of TOUSA and its subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP (subject to normal year-end audit adjustments); provided, however, that the deadline for delivery of the financial statements as set forth herein may be extended upon request of the Debtors and the consent of the First Priority Agents, with such consent to be granted in the First Priority Agents’ sole and absolute discretion, but such consent shall not be unreasonably withheld. Such financial statements shall include a variance report reflecting the variances, if any, between such financial statements and the projections for the corresponding quarter. To the extent the information set forth in this subparagraph (II) is included in TOUSA’s Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), such information shall be deemed delivered for the purposes hereof.

(III) Annual Reports. Promptly after becoming available after the end of each fiscal year, financial information regarding TOUSA and its subsidiaries consisting of consolidated and consolidating balance sheets of TOUSA and its subsidiaries as of the end of such year and related statements of income and cash flows of TOUSA and its subsidiaries for such fiscal year, all prepared in conformity with GAAP and certified, in the case of such Consolidated Financial Statements, by Ernst & Young LLP or another nationally recognized independent certified public accountant, together with the report of such accounting firm stating that (i) such financial statements fairly present in all material respects the consolidated financial position of TOUSA and its subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which such independent certified public accountants shall concur and which shall have been disclosed in the notes to the financial statements) and (ii) the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and accompanied by a certificate stating that in the course of the regular audit of the business of TOUSA and its subsidiaries such accounting firm has obtained no knowledge that a Cash Collateral Termination Event (as hereafter defined) has occurred and is continuing or, if in the opinion of such accounting firm, a Cash Collateral Termination Event has occurred and is continuing, a statement as to the nature thereof. To the extent the information set forth in this subparagraph 7(e)(III) is included in TOUSA’s Annual Report on Form 10-K as filed with the SEC, such information shall be deemed delivered for the purposes hereof.

(IV) Cash Collateral Termination Event Notices. As soon as practicable, and in any event within five business days after a Responsible Officer (as defined in the Revolver) of TOUSA has actual knowledge of the existence of any Cash Collateral Termination Event, the Debtors shall give the Prepetition Agents and the Creditors’ Committee notice specifying the nature of the Cash Collateral Termination Event, which notice, if given by telephone, shall be promptly confirmed in writing on the next business day.

(V) Borrowing Base Determination.

(1) No later than the 15th day of each calendar month, TOUSA shall provide a Borrowing Base Certificate (capitalized terms used in subparagraph 7(e)(V) herein have the meaning ascribed to them in Exhibit “B” attached hereto) as of the last day of the prior month executed by a responsible officer of TOUSA; provided that such Borrowing Base Certificate shall give pro forma effect to the exclusion of any Borrowing Base Asset excluded from the Borrowing Base pursuant to a Borrowing Base Certificate delivered in accordance with this Order and Exhibit “B” hereto after the last day of the prior month. Together with each such Borrowing Base Certificate, TOUSA shall deliver a monthly inventory aging report and schedule of home closings for the Borrowing Base reporting period covered by such Borrowing Base Certificate. In addition, if TOUSA performs any impairment calculation due to GAAP requirements or otherwise and if such calculation shows a decline in the Borrowing Base of more than $5,000,000 from that shown on the most recently delivered Borrowing Base Certificate, TOUSA shall, within five (5) Business Days of TOUSA’s Chief Accounting Officer having recognized any such impairment calculation, provide a Borrowing Base Certificate executed by a Responsible Officer of TOUSA giving effect to such impairment calculation.

(2) The First Priority Agents and their agents and representatives may, upon reasonable prior notice to TOUSA and at TOUSA’s sole cost and expense, make physical verifications of the Borrowing Base Assets in any reasonable manner and through any reasonable medium that the First Priority Agents consider reasonably advisable, but not more frequently than once each fiscal quarter prior to the occurrence of the Cash Collateral Termination Date. TOUSA shall furnish all such reasonable assistance and information as the First Priority Agents may reasonably require in connection with any such verification.

(VI) Material Developments with Respect to Joint Ventures. TOUSA shall deliver to the Prepetition Agents and the Creditors’ Committee reports with respect to the Debtors’ Joint Ventures (as defined in Exhibit “B” attached hereto) covering material developments affecting any Joint Venture that would be required to be disclosed by the Joint Venture in a Form 8-K filing with the SEC if such Joint Venture were a public company, such reports to be delivered promptly following such material development. In addition, promptly following receipt thereof, TOUSA shall deliver to the Prepetition Agents and the Creditors’ Committee a copy of any notice making a claim against any Debtor for any recourse obligation, a copy of any notice or communication with respect to the termination of any Joint Venture, and a copy of any notice or communication with respect to the cancellation, termination, surrender, sale, transfer or other disposition of the interest of any Debtor or any of their subsidiaries or affiliates in any Joint Venture.

(VII) Other Information. Subject to all applicable privileges, the Debtors will provide the Prepetition Agents and the Creditors’ Committee with such other reasonable information respecting the business, properties, condition, financial or otherwise, or operations of any Debtor, (including projections) as the Prepeition Agents and the Creditors’ Committee may from time to time reasonably request. In addition, the Debtors shall cooperate with and permit representatives of the Prepetition Agents and the Creditors’ Committee to have reasonable access to their premises and non-privileged records during normal business hours (without unreasonable interference with the proper operation of the Debtors’ businesses). All copies of reports, information and other materials provided pursuant to any clause of this subparagraph 7(f) shall, unless previously publicly filed by the Debtors, comprise confidential information under the Prepetition Financing Documents and any confidentiality agreements entered into with any Secured Lenders and the Creditors’ Committee.

8. Perfection of Adequate Protection Liens. The Adequate Protection Liens granted pursuant to this Order and the Interim DIP Order shall be deemed to be perfected automatically as of the Petition Date, without the necessity of the filing of any UCC-1 financing statement, state or federal notice, mortgage or other similar instrument or document in any state or public record or office and without the necessity of taking possession or “control” (within the meaning of the Uniform Commercial Code) of any Collateral, provided, however, that if the Prepetition Agents shall, in their sole discretion, choose to require the execution of and/or file (as applicable) such mortgages, financing statements, notices of liens and other similar instruments and documents, all such mortgages, financing statements, notices of liens or other similar instruments and documents shall be deemed to have been executed, filed and/or recorded nunc pro tunc at the time and on the date of the later of the Petition Date or the date upon which the Debtors acquired the property subject to the mortgages, financing statements, notices of liens and other similar instruments and documents at issue. Each and every federal, state and local government agency or department is hereby directed to accept a copy of this Order as evidence of the validity, enforceability and perfection as of the Petition Date of the liens granted or authorized pursuant to this Order to or for the benefit of the Prepetition Secured Parties.

9. Limitation on Charging Expenses Against Collateral. Except for the Carve-Out, no administrative claims, including fees and expenses of professionals, shall be assessed against or attributed to any of the Prepetition Secured Parties with respect to their interests in the Prepetition Collateral for the period of consensual use of Cash Collateral (the “Cash Collateral Period”) or any subsequent period in which the Debtors are permitted to use Cash Collateral pursuant to the terms of this Order, as applicable, pursuant to the provisions of section 506(c) of the Bankruptcy Code or otherwise by, through or on behalf of the Debtors, without the prior written consent of the Prepetition Secured Parties, as applicable, and no such consent shall be implied from any action, inaction or acquiescence by, either with or without notice to, the Prepetition Secured Parties, or otherwise. The limitations and restrictions set forth in the Interim DIP Order on assessing administrative expense claims pursuant to the provisions of 506(c) against or attributed to any of the Prepetition Agents or Secured Lenders with respect to their interests in the Prepetition Collateral from the Petition Date to the date hereof are hereby approved on a final basis. Nothing herein shall otherwise preclude the incurrence of administrative expenses that are neither paid from Cash Collateral nor assessed against the Prepetition Secured Parties.

10. Priority of Obligations. Except as otherwise set forth herein, pursuant to Bankruptcy Code section 507(b), all of the Debtors’ obligations arising under this Order in respect of the Prepetition Secured Indebtedness, the Prepetition Collateral, or the Adequate Protection Liens shall constitute obligations of the Debtors with priority over any and all administrative expenses or other claims arising or granted under Bankruptcy Code sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 546(c) or 726, subject only to the payment of the Carve-Out.

11. Carve-Out. Subject to the terms and conditions contained in this paragraph 11, all liens on and security interests in the Prepetition Collateral and the Collateral recognized by or granted pursuant to this Order, as applicable, and all superpriority administrative claims granted pursuant to this Order shall be subordinate to the following (the “Carve-Out”):

(a) fees of the Clerk of the Bankruptcy Court and the United States Trustee pursuant to 28 U.S.C. § 1930(a);

(b) in the event of a conversion of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, the fees and expenses incurred by such chapter 7 trustee and any professionals retained by such trustee, in an aggregate amount not exceeding $50,000;

(c) fees and expenses of the professionals retained by the Debtors (the “Debtors’ Professionals”) incurred from the Petition Date until the date of this Order totaling, as of April 30, 2008, $9,326,410.93, plus, for the period from May 1, 2008 to the date of this Order, the estimated amount of $5,500,000 (plus any other expenses incurred but not invoiced), of which total amount, $4,319,704.75 has been paid as of the date hereof, provided, that such amounts are either paid in accordance with this Courts’ Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses for Professionals (the “Interim Compensation Order") [D.E. #103] or deposited into the Professional Fees Accounts pursuant to paragraph 14 below;

(d) fees and expenses of the professionals retained by the Creditors’ Committee (the "Committee’s Professionals” and together with the Debtors’ Professionals, the “Professionals”) incurred from February 14, 2008 until April 30, 2008, totaling $2,938,308.78, plus, for the period from May 1, 2008 to the date of this Order and for Professionals for which invoices have not yet been delivered, the estimated amount of $3,925,000 (plus any other expenses incurred but not invoiced), of which total amount $1,488,723.83 has been paid as of the date hereof, provided, that such amounts are either paid in accordance the Interim Compensation Order or deposited into the Professional Fees Accounts pursuant to paragraph 14 below;

(e) fees and expenses of the Professionals paid by the Debtors in accordance with the Interim Compensation Order;

(f) the amounts deposited in the Professional Fees Accounts (as defined in paragraph 14 below) to the extent that the funds therein are used to satisfy the allowed claims of the Professionals;

(g) fees and expenses of the Debtors’ Professionals incurred subsequent to a Cash Collateral Termination Event (other than as provided in subparagraph 18(a)(IV)), in an aggregate amount not to exceed $1,000,000, provided, that timely applications for payment of such professional fees have been made in accordance with the Interim Compensation Order; and

(h) fees and expenses of the Committees’ Professionals incurred subsequent to a Cash Collateral Termination Event (other than as provided in subparagraph 18(a)(IV)), in an aggregate amount not to exceed $250,000, provided, that timely applications for payment of such professional fees have been made in accordance with the Interim Compensation Order.

12. Interim DIP Order Carve-Out. All other Carve-Out obligations set forth in the Interim DIP Order that are not expressly adopted in paragraph 11 above shall terminate upon the entry of this Order and be of no further force and effect.

13. Use of Cash Collateral for Litigation. Notwithstanding the objections of the Prepetition Secured Parties thereto, by express Order of the Court, Cash Collateral may be used by the Creditors’ Committee to object to or contest the Prepetition Secured Indebtedness or the Prepetition Liens, or to assert or prosecute any actions, claims or causes of action against any of the Prepetition Secured Parties without the consent of the applicable Prepetition Secured Parties.

14. Professional Fees Accounts. Except as may otherwise be provided in orders of the Court authorizing the retention of specific professionals, the following procedures shall apply with respect to payment of fees and expenses of Professionals:

(a) Together with the timely delivery of each monthly statement delivered by a Professional pursuant to paragraph 2(a) of the Interim Compensation Order, such Professional shall also deliver to the Debtors, the Creditors’ Committee and the Prepetition Agents a good faith estimate of its fees for professional services and reimbursable expenses for the succeeding calendar month (excluding any bonuses, success fees, transaction fees, investment banking fees, restructuring fees and similar fees) (the “Advance Estimate”).

(b) On the date(s) that the Debtors pay all or any portion of a monthly statement described in paragraph (a) above pursuant to subparagraph 2(e) or subparagraph 2(g) of the Interim Compensation Order, the Debtors shall:

(I) transfer to a separate segregated, interest bearing (to the extent possible) bank account in the name of the Debtors (the “Professional Fees Holdback Account”) the balance of such monthly statement (or portion no longer subject to an objection pursuant to paragraph 2(g) of the Interim Compensation Order) (the “Holdback” and, together with the Advance Estimate, the “Conditional Professional Fees”), which amounts shall be disbursed from the Professional Fees Holdback Account upon further order of the Court;

(II) transfer to a separate segregated, interest bearing (to the extent possible) bank account in the name of the Debtors (the “Estimated Professional Fees Account,” and, together with the Professional Fees Holdback Account, the “Professional Fees Accounts”) an amount, if any, equal to the Advance Estimate; provided, however, that, prior to a Cash Collateral Termination Event, nothing herein shall prejudice or impair the rights of any Professional to request an award of compensation in excess of the Advance Estimate or the Prepetition Secured Parties to object to the amount or reasonableness of any requested Professional fees or expenses; and

(III) (a) to the extent the balance of the Estimated Professional Fees Account exceeds the Advance Estimate (the “Excess Estimate”) for any Professional or (b) any amounts in the Professional Fees Holdback Account are subsequently disallowed (the “Disallowed Holdback Fees”), withdraw such Excess Estimate from the Estimated Professional Fees Account or the Disallowed Holdback Fees from the Professional Fees Holdback Account, as applicable, with respect to each of the Professionals and redeposit such amount(s) in the Debtors’ debtor in possession operating account(s).

(c) Funds deposited in the Professional Fees Accounts shall be available and may be used by the Debtors solely for the payment of the Conditional Professional Fees to the extent not previously paid. Neither the Debtors nor any creditor of any of the Debtors (except for the Prepetition Secured Parties) shall have a claim or interest in the funds or deposits in the Professional Fees Accounts.

15. Reservation of Rights of Prepetition Secured Parties. Notwithstanding anything herein to the contrary, the entry of this Order is without prejudice to, and does not constitute a waiver of, expressly or implicitly, or otherwise impair (a) any of the rights of any of the Prepetition Secured Parties under the Bankruptcy Code or under non-bankruptcy law, including, without limitation, the right of any of the Prepetition Secured Parties to (i) request modification of the automatic stay of section 362 of the Bankruptcy Code, (ii) request dismissal of any of the Chapter 11 Cases, conversion of any of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, or appointment of a chapter 11 trustee or examiner (including with expanded powers) or (iii) propose, subject to the provisions of section 1121 of the Bankruptcy Code, a chapter 11 plan or plans for any of the Debtors; (b) any of the rights of the Prepetition Secured Parties to seek modification of the grant of adequate protection provided hereby so as to provide different or additional adequate protection at any time, including prior to a Cash Collateral Termination Event or in connection with the incurrence of Professional Fees in accordance with paragraph 14 hereof, and nothing herein shall affect the rights of any other party or entity to seek or oppose such modification of the grant of the adequate protection provided hereby; or (c) any other rights, claims or privileges (whether legal, equitable or otherwise) of any of the Prepetition Secured Parties. Nothing herein shall prejudice the rights of any party to oppose any of the foregoing forms of relief that may be sought by any of the Prepetition Secured Parties; provided, however, that the Debtors are prohibited from challenging the acknowledgments made in paragraph C herein.

16. Challenge Period.

(a) Error! Bookmark not defined.With a full reservation and no waiver of any rights of the Creditors’ Committee (as representative of the Debtors’ estates or otherwise) or other party in interest as provided in the following subparagraph, each Debtor in its individual capacity hereby forever releases, waives and discharges each Prepetition Secured Party, together with their respective officers, directors, employees, agents, attorneys, professionals, affiliates, subsidiaries, assigns and/or successors (collectively, the “Released Parties”), from any and all claims and causes of action arising out of, based upon or related to, in whole or in part, any of the Prepetition Financing Documents, any aspect of the prepetition relationship between any Debtor relating to any of the Prepetition Financing Documents or any transaction contemplated thereby, on the one hand, and any or all of the Released Parties, on the other hand, or any other acts or omissions by any or all of the Released Parties in connection with any of the Prepetition Financing Documents or their prepetition relationship with any Debtor or any affiliate thereof relating to any of the Prepetition Financing Documents or any transaction contemplated thereby, including, without limitation, any claims or defenses as to the extent, validity, priority, enforceability, or perfection of the Prepetition Liens or Prepetition Secured Indebtedness, “lender liability” claims and causes of action, any actions, claims or defenses under chapter 5 or chapter 7 of the Bankruptcy Code or any other claims and causes of action and any resulting subordination or re-characterization of any payments made to the Secured Lenders pursuant to this Order (for the avoidance of doubt, (i) all parties reserve their rights as to the ultimate characterization of any fees payable hereunder, as applicable as principal, interest or fees; and (ii) all Prepetition Secured Parties reserve their rights as to claims against other Prepetition Secured Parties) (all such claims, defenses and other actions are collectively defined as the “Claims and Defenses”). Nothing contained in this subparagraph shall affect the rights of the Creditors’ Committee or any other party in interest to undertake any action with respect to, including, without limitation, any investigation or prosecution of, Claims and Defenses that is permitted in the other subparagraphs of this paragraph or any other claims or causes of action against any party. For the avoidance of doubt, the release by the Debtors approved in this paragraph shall not constitute a defense by the Prepetition Secured Parties to any action commenced by any party other than the Debtors consistent with this paragraph 16, even if such party is prosecuting a claim or defense that was the property of any Debtor’s estate at the time of the giving of such release or such party is prosecuting such claim or cause of action in the name of any Debtor or as a representative of the estate of any Debtor.

(b) Notwithstanding anything contained herein to the contrary, the extent, validity, priority, perfection and enforceability of the First Priority Indebtedness, First Priority Liens, Second Priority Indebtedness and Second Priority Liens, and all acknowledgments, admissions and confirmations of the Debtors in paragraphs C and D above, are for all purposes subject to the rights of any party in interest (including the Creditors’ Committee as representative of the Debtors’ estates), other than any Debtor, to (1) file a complaint pursuant to Bankruptcy Rule 7001, (2) object to the allowability of any of, or any portion of, the Prepetition Secured Lenders’ liens or claims in accordance with Bankruptcy Code sections 502 and 1109 and Bankruptcy Rule 3007 without the need to seek further relief from this Court, or (3) take such other action or seek another mechanism seeking to invalidate, avoid, subordinate or otherwise challenge the First Priority Indebtedness, First Priority Liens, Second Priority Indebtedness or Second Priority Liens or any liens, claims or other obligations incurred in connection with any of the foregoing or pursue claims or causes of action against any Prepetition Secured Party (each of (1)-(3) above, a "Challenge”); provided, however, that any such Challenge(s) must be filed in this Court no later than July 26, 2008 (the “Challenge Period”); provided, further, however, that the Challenge Period may be extended either (i) by the Court pursuant to an order after notice and a hearing and for cause shown, or (ii) as may be agreed to in writing by (a) the Revolver Agent with respect to the time to file any such complaint relating to the liens and claims arising under the Revolver Financing Documents; (b) the First Priority Term Loan Agent with respect to the time to file any such complaint relating to the liens and claims arising under the First Priority Term Loan Financing Documents; and (c) the Second Priority Agent with respect to the time to file any such complaint relating to the liens and claims arising under the Second Priority Financing Documents. If no such Challenge(s) are filed within such time period, then any and all Claims and Defenses against any of the Released Parties shall be, without further notice to or order of the Court, deemed to have been forever relinquished, released and waived as to the Creditors’ Committee and any other person or entity. If such Challenge(s) are timely filed on or before the date upon which the Challenge Period expires, any and all Claims and Defenses against any of the Released Parties shall be deemed, immediately and without further action, to have been forever relinquished, released and waived as to the Creditors’ Committee and other person or entity, except with respect to Claims and Defenses that are expressly asserted in such Challenge(s). For the avoidance of doubt, multiple Challenges may be brought prior to the expiration of the Challenge Period and the amendments or supplements to any timely Challenge filed pursuant to this paragraph shall be governed by the applicable Federal Rules of Civil Procedure or other applicable law.

(c) If no such Challenge as to any of the Revolver, the First Priority Term Loan, the First Priority Liens, the Second Priority Credit Agreement, the Second Priority Liens, respectively, or the Released Parties is filed within such time period, then, without the requirement or need to file any proof of claim with respect thereto, (i) the First Priority Indebtedness as to any of the Revolver or the First Priority Term Loan, respectively, and the Second Priority Indebtedness, shall each constitute allowed, fully secured claims for all purposes in the Chapter 11 Cases and any subsequent proceedings under the Bankruptcy Code, including, without limitation, any chapter 7 proceedings if any Chapter 11 Case is converted to a case under chapter 7 of the Bankruptcy Code (each, a “Successor Case”), (ii) the First Priority Liens, as to any of the Revolver or the First Priority Term Loan, respectively, and the Second Priority Liens, shall be deemed legal, valid, binding, enforceable, perfected, not subject to subordination (except for the subordination thereof as otherwise specified in this Order, the First Priority Financing Documents, the Second Priority Financing Documents, and the Intercreditor Agreement, as applicable) or avoidance for all purposes in the Chapter 11 Cases and any Successor Case, (iii) the release of the Claims and Defenses against the Released Parties shall be binding on all parties in interest in the Chapter 11 Cases and any Successor Case, and (iv) the First Priority Indebtedness, the First Priority Liens, the Second Priority Indebtedness, the Second Priority Liens, the releases of the Claims and Defenses against the Released Parties, and any prior payments on account of or with respect to the Prepetition Secured Indebtedness as to any of the Revolver, the First Priority Term Loan or the Second Priority Credit Agreement, respectively, shall not be subject to any other or further claims, cause of action, objection, contest, setoff, defense or challenge by any party in interest for any reason, including, without limitation, by any successor to or estate representative of any Debtor. Nothing in this Order shall confer or deny standing upon the Creditors’ Committee or any other person or entity to bring, assert, commence, continue, prosecute or litigate the Claims and Defenses against any Released Party.

(d) In the event of a successful Challenge, nothing herein shall be deemed to limit (a) the ability of this Court to modify the scope of the Adequate Protection Liens and Adequate Protection Claims granted hereunder against a Debtor that is determined to be not liable for all or a portion of the Prepetition Secured Indebtedness or (b) the rights of any Prepetition Agent or Secured Lender to oppose such modification.

17. Letters of Credit. Notwithstanding anything herein to the contrary, prior to the Cash Collateral Termination Date, the Debtors may, pursuant to this Order, request the renewal or extension of existing letters of credit, provided prior to, or contemporaneously with, the delivery of such a request, the Debtors deposit in an account designated by the Revolver Agent (the “Letter of Credit Cash Collateral Account”) cash in an amount equal to 104.5% of the face amount of such letters of credit together with any fees associated with such renewal as provided in the Revolver. This authorization shall not be subject to stay or injunction or affected by the Cash Collateral Termination Date, conversion of the Chapter 11 Cases to chapter 7, dismissal of the Chapter 11 Cases, the appointment of a trustee or examiner or otherwise.

18. Cash Collateral Termination.

(a) Notwithstanding anything herein or in the Prepetition Financing Documents to the contrary, the Debtors shall no longer be authorized to use Cash Collateral pursuant to this Order, the Prepetition Financing Documents, or otherwise, and consent to the use of Cash Collateral shall be terminated (the “Cash Collateral Termination Date”) upon the earlier of (i) a date that is 180 days after entry of this Order (unless such date is extended in the sole discretion of the First Priority Agents after five (5) business days notice to the Creditors’ Committee and absent an objection thereto) and (ii) absent further order of the Court, the date that is three (3) business days after the First Priority Agents deliver written notice to the Debtors and the Creditors’ Committee of the occurrence of any of the following events (any event shall be referred to as a "Cash Collateral Termination Event”):

(I) material non-compliance by the Debtors with any term, covenant or provision in this Order (as it may be modified in accordance with this Order), subject to the Financial Covenant variance;

(II) the occurrence after the date hereof of a material adverse effect on any of the business, prospects, performance, assets, operations, condition (financial or otherwise), contingent and other liabilities or material agreements of the Debtors, taken as a whole;

(III) the entry of an order pursuant to Bankruptcy Code section 363 approving the sale of all or substantially all of the Debtors’ assets (but only in the event that the First Priority Agents have not first consented to such sale), provided, however, that to the extent that the net proceeds of such sale are sufficient to satisfy all of the Prepetition Secured Indebtedness, then such sale shall not constitute a Cash Collateral Termination Event until the closing of the sale;

(IV) the effective date of any plan of reorganization or liquidation of one or more of the Debtors;

(V) conversion or dismissal of the Chapter 11 Cases, provided, however, that if an order dismissing any of the Chapter 11 Cases under section 1112 of the Bankruptcy Code or otherwise is at any time entered, such order shall provide (in accordance with sections 105 and 349(b) of the Bankruptcy Code) that (i) the claims and liens granted pursuant to this Order or the Interim DIP Order to or for the benefit of the Prepetition Secured Parties shall continue in full force and effect and shall maintain their priorities as provided in and subject to the express limitations contained in this Order until all obligations in respect thereof shall have been paid in full in cash and satisfied in the manner provided in the Prepetition Financing Documents (and that such claims and liens shall, notwithstanding such dismissal, remain binding on all parties in interest); (ii) prior to dismissal, the applicable Debtors shall deliver to the First Priority Agents and record, at the Debtors’ cost, financing statements, mortgages and other documentation evidencing perfected liens in the Collateral and (iii) this Court shall retain jurisdiction, notwithstanding such dismissal, for the purposes of enforcing such claims and liens;

(VI) entry of any order pursuant to sections 364(c)(1) and (d)(1) of the Bankruptcy Code authorizing the Debtors to obtain credit that is payable on a senior priority or pari passu basis with the First Priority Indebtedness without the written consent of the First Priority Agents; provided, however, that the Debtors may, upon further order of the Court, (a) obtain credit that is payable on a junior basis to the Prepetition Secured Indebtedness and (b) incur obligations contemplated by the Budget that are secured by letters of credit or Cash Collateral; provided, further, however, that nothing herein shall prevent or restrict the rights of the Prepetition Secured Parties from objecting to the request for any such order referenced in (a) or (b) herein;

(VII) failure of the Debtors to make the payments specified in paragraph 7 to or on behalf of the First Priority Secured Parties; or

(VIII) this Order ceases to be in full force and effect.

(b) Prepetition Secured Party Remedies.

(I) Upon the occurrence of a Cash Collateral Termination Event, any First Priority Secured Party shall provide three (3) business days written notice (by facsimile, telecopy, electronic mail or otherwise) to the U.S. Trustee, counsel to the Debtors, counsel to the Prepetition Agents and counsel to the Creditors’ Committee prior to terminating the Debtors’ use of Cash Collateral under this Order. Notwithstanding anything herein to the contrary, the Prepetition First Priority Agents retain the right, in their sole discretion, to waive any such Cash Collateral Termination Event permanently or temporarily. The Debtors, the U.S. Trustee, the Creditors’ Committee and any other parties in interest may seek within the three (3) business day notice period an expedited hearing before this Court solely for the purpose of considering whether, in fact, a Cash Collateral Termination Event has occurred and is continuing. At the expiration of such three (3) business day period, the First Priority Secured Parties shall be authorized, and the automatic stay provisions of section 362 of the Bankruptcy Code are hereby vacated and modified to the extent necessary to permit them to take whatever actions necessary to terminate the Debtors’ use of Cash Collateral, including freezing any deposit or securities accounts.

(II) On or after the Cash Collateral Termination Date, the Prepetition Secured Parties shall not exercise any of their respective rights and remedies hereunder, under the other Prepetition Financing Documents or under applicable law (to the extent they might be deemed remedies in respect of the Collateral and other than with respect to freezing any deposit or securities accounts as set forth in subparagraph 18(b)(I) above) in order to effect payment or satisfaction of the Prepetition Secured Indebtedness or to receive any amounts or remittances due hereunder or under the Prepetition Financing Documents, including without limitation, foreclosing upon and selling all or a portion of the Collateral, without further of the Court after notice and a hearing.

(III) The failure or delay by any Prepetition Secured Party to seek relief or otherwise exercise its rights and remedies under this Order or any of the Prepetition Financing Documents shall not constitute a waiver of any of the rights of such Prepetition Secured Party hereunder, thereunder or otherwise, and any single or partial exercise of such rights and remedies against any party or Collateral shall not be construed to limit any further exercise of such rights and remedies against any or all of the other party and/or Collateral. No holder of a lien that is subject to this Order or granted by the Debtors as adequate protection shall be entitled to object on the basis of the existence of any such lien to the exercise by the Prepetition Secured Parties of their respective rights and remedies hereunder, under the Prepetition Financing Documents or under applicable law to effect satisfaction of the Prepetition Secured Indebtedness or to receive any amounts or remittances due hereunder or under the Prepetition Financing Documents. Notwithstanding the occurrence of the Cash Collateral Termination Date or anything herein to the contrary, all of the rights, remedies and benefits and protections provided to the Prepetition Secured Parties under this Order shall survive the Cash Collateral Termination Date.

19. No Granting of Liens. Except as expressly provided in this Order, the Debtors shall be enjoined and prohibited at any time during the Chapter 11 Cases from granting claims or liens in the Prepetition Collateral or any portion thereof to any other parties pursuant to sections 364(d), 503(b) or 507(b) of the Bankruptcy Code or otherwise; provided, however, and notwithstanding anything to the contrary in this Order, the statutory imposition of a materialmans’, mechanics’, tax, artisans’, protective lien to sale-leaseback counterparties that are otherwise permitted under this agreement or other lien by operation of law without further action by the Debtors shall not violate this Order; provided, further, however, and subject to the written consent of the First Priority Agents, with such consent to be granted in the First Priority Agents’ sole discretion, the Debtors shall be permitted to incur Liens (as defined in the First Priority Secured Facilities) as necessary in the ordinary course of business to secure obligations not in excess of $15,000,000 at any time during the Cash Collateral Period.

20. Postpetition Intercompany Transfer Protections. Notwithstanding anything to the contrary contained in (i) the Interim DIP Order, (ii) this Order, (iii) the Interim Order (A) Authorizing the Debtors to Continue Using Their Existing Cash Management System, Bank Accounts and Business Forms, (B) Granting Administrative Expense Priority to Postpetition Intercompany Claims (C) Authorizing Continued Intercompany Arrangements and Historical Practices and (D) Scheduling a Final Hearing with Respect to the Relief Granted Herein (the “Interim Cash Management Order”) or (iv) any final order with respect to the Interim Cash Management Order (collectively, the "Financing Orders”), to the extent it is determined by final, non-appealable order that all or a portion of the Prepetition Liens or claims held by the Prepetition Secured Parties against any Debtor that has transferred or transfers property (including cash and Cash Collateral) (the "Transferring Debtor”) from and after the Petition Date to or for the benefit of any other Debtor are avoided, no provision of the Financing Orders shall impair or otherwise prejudice the ability of the Court to fashion a legal or equitable remedy to ensure that the position of the Prepetition Secured Parties is neither improperly enhanced nor impaired by such Transferring Debtor’s transfer and that neither the Transferring Debtor and its creditors nor the Prepetition Secured Parties are prejudiced by such transfer and, upon either occurrence, this Court shall fashion such a remedy. To the extent it is determined that all or a portion of the 2007 Federal Tax Refund is, whether by operation of any applicable tax allocation agreements among the Debtors (including any predecessor thereof), the Internal Revenue Code, Treasury Regulations, or otherwise, property of the estate of one or more of the Debtors other than, or in addition to, TOUSA, Inc., this Court shall fashion a legal or equitable remedy to ensure that the 2007 Federal Tax Refund is transferred in such a manner that the creditors of one Debtor are not inappropriately advantaged over the creditors of another Debtor of which, all or a portion of the 2007 Federal Tax Refund is property of such Debtor’s estate.

21. Leased Premises. Notwithstanding anything contained herein to the contrary and without limiting any other rights or remedies of the First Priority Secured Parties contained in this Order or the First Priority Financing Documents, or otherwise available at law or in equity, and subject to the terms of the First Priority Financing Documents, upon written notice to the Debtors and others, as specified in paragraph 18 above, and to the landlord of any leased premises that a Cash Collateral Termination Date has occurred, the First Priority Secured Parties may enter upon any leased premises of the Debtors for the purpose of exercising any remedy with respect to Collateral located thereon and shall be entitled to all of the Debtors’ rights and privileges as lessee under such lease without interference from the landlords thereunder, provided, that the First Priority Secured Parties shall only pay rent under such leases that first accrues after provision of the First Priority Secured Parties’ written notice referenced above and that is payable during the period of any occupancy by the First Priority Secured Parties, calculated on a per diem basis. Nothing herein shall require the First Priority Secured Parties to assume any lease as a condition to the rights afforded to the First Priority Secured Parties in this paragraph. Furthermore, any landlord’s lien, right of distraint or levy, security interest or other lien or interest that any landlord, warehouseman or landlord’s mortgagee may have in any Collateral located on such leased premises is hereby subordinated to the Prepetition Liens. To the extent that the First Priority Indebtedness has been indefeasibly paid in full in cash at the time, all of the foregoing rights of the First Priority Secured Parties shall inure to the benefit of, and be exercisable by, the Second Priority Secured Parties.

22. Successors and Assigns. The provisions of this Order shall be binding upon and inure to the benefit of each of the Prepetition Secured Parties and Debtors and their respective successors and assigns (including any chapter 7 trustee or other trustee or fiduciary hereafter appointed as a legal representative of any Debtor or with respect to the property of the estates of any Debtor).

23. No Discharge. The obligations of the Debtors under this Order shall not be discharged (and the Debtors waive the right to seek or obtain a discharge of such obligations under section 1141 of the Bankruptcy Code or otherwise) until all obligations arising or payable under this Order are indefeasibly paid in full in cash by the Debtors.

24. No Modification. Subject to paragraph 16 herein, based upon the findings set forth in this Order, in the event that any or all of the provisions of this Order are hereafter modified, amended or vacated by a subsequent order of this or any other Court, no such modification, amendment or vacation shall affect the validity, enforceability or priority of any lien or claim authorized or created hereby or thereby or any Prepetition Secured Indebtedness incurred hereunder. Subject to paragraph 16 herein, notwithstanding any such modification, amendment or vacation, any Prepetition Secured Indebtedness incurred and any claim granted to the Prepetition Secured Parties hereunder arising prior to the effective date of such modification, amendment or vacation shall be governed in all respects by the original provisions of this Order, and the Prepetition Secured Parties shall be entitled to all of the rights, remedies, privileges and benefits, including the liens and priorities granted herein and therein, with respect to any such Prepetition Secured Indebtedness and claims.

25. No Setoff. Notwithstanding anything herein to the contrary, this Order shall not require any First Priority Agent or First Priority Lender to turn over or release to any party any Cash Collateral in its possession as of the Petition Date that is subject to setoff under the Bankruptcy Code (as defined in the First Priority Financing Documents); provided that, until the occurrence of a Cash Collateral Termination Event, no such First Priority Agent or First Priority Lender shall exercise, or seek to exercise, any such setoff rights; provided further that all parties hereby reserve all of their rights as to whether any such setoff is valid and enforceable under the Bankruptcy Code and applicable nonbankruptcy law.

26. Affiliates. Any Affiliate (as defined by the Bankruptcy Code) of any Debtor that hereafter becomes a debtor in a case under chapter 11 of the Bankruptcy Code in this Court automatically and immediately, upon the filing of a petition for relief for such Affiliate, shall be deemed to be one of the “Debtors” hereunder in all respects, the chapter 11 case of such Affiliate shall be deemed to be a “Chapter 11 Case” hereunder in all respects and all of the terms and provisions of this Order, including, without limitation, those provisions granting liens on the Collateral of each of the Debtors and claims in each of the Chapter 11 Cases, automatically and immediately shall be applicable in all respects to such Affiliate and its chapter 11 estate.

27. To the extent any party should appeal this Order, nothing herein shall be deemed to waive, and all parties expressly reserve, the ability to file a cross-appeal, or to raise any argument or objection to any such appeal, including any objection or argument overruled or resolved by entry of this Order.

28. This Order is hereby deemed effective immediately pursuant to Federal Bankruptcy Rules of Procedure §6004(h).

29. The provisions of this Order, including the grant of claims and liens to or for the benefit of the Prepetition Agents and the Secured Lenders, and any actions taken pursuant hereto shall survive the entry of any order converting any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code.

30. This Order shall constitute findings of fact and conclusions of law; provided, however, that the representations contained in paragraphs C and D herein remain subject to the provisions of paragraph 16 herein.

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Paul Steven Singerman, Esq.
200 South Biscayne Boulevard
Suite 1000
Miami, Florida 33131
Phone: (305) 755-9500
Fax: (305) 714-4340

Attorney Singerman is directed to serve copies of this Order on the parties listed herein and to file a certification of service.

1 First Priority Indebtedness includes $199,000,000.00 owed under the First Priority Term Loan and $208,412,116 owed under the Revolver (in addition to contingent obligations under outstanding letters of credit) as of the Petition Date.

2 The contents of all Certifications referenced in this subparagraph 7(d) shall be treated as confidential and their dissemination shall be limited to the Debtors’ and Creditors’ Committee’s professionals only, except to the extent of any proceedings before the Court related thereto, in which instance, the Certifications and all applicable pleadings related thereto shall be filed under seal (which sealing order shall contemplate provision of all such documents only to the Debtors, each of the Prepetition Agents, the Creditors’ Committee and the United States Trustee) with the identity of the First Priority Lender (or its Affiliate Guarantor, as applicable) redacted. For the avoidance of doubt, and unless otherwise ordered by the Court, any documentation supporting the Certification, including the statement of assets and liabilities referenced herein, shall not be included in the Certification and shall not be disseminated to counsel for the Debtors, Creditors’ Committee or the First Priority Agents and shall only be delivered on a confidential basis to JH Cohn, KZC and A&M in connection with their review of the Certification review for no other purpose.

[3]	The statement of assets and liabilities shall present the following at fair value: (a) total assets, (b) total liabilities; and (c) net assets, in each case in accordance with GAAP or modified GAAP, as applicable.

[4]	Liquid assets shall mean: (a) cash, (b) money markets, (c) U.S. government obligations, (d) marketable securities, and or debt instruments that trade in a recognized market or: (e) any other financial asset that is acceptable to JH Cohn, in consultation with A&M and KZC, as sufficiently liquid.

[5]	The condensed schedule of investments shall categorize investments by type (such as common stocks, preferred stocks, convertible securities, fixed-income securities, government securities, options purchased, options written, warrants, futures, loan participations, short sales, other investment companies, and so forth).

[6]	For purposes of this Order and the Certification, “Net Asset Value” means, as of any date of determination, the excess of the fair value of securities owned, cash, receivables, and other assets over the liabilities of the First Priority Lender (or Affiliate Guarantor, as applicable) as calculated in accordance with its procedures for preparation of its financial statements in accordance with GAAP or modified GAAP, as applicable.